Exhibit 99.1

Runway Growth Finance Corp. Provides Second Quarter 2025 Portfolio Update

Completed Three Investments in New and Existing Portfolio Companies Representing $37.8 Million in Funded Loans

MENLO PARK, Calif., July 15, 2025 (GLOBE NEWSWIRE) -- Runway Growth Finance Corp. (Nasdaq: RWAY) (“Runway Growth” or the “Company”), a leading provider of flexible capital solutions to late- and growth-stage companies seeking an alternative to raising equity, today provided an operational and portfolio update for the quarter ended June 30, 2025.

“In the second quarter of 2025, Runway Growth demonstrated our focus on portfolio optimization as we added high quality names to our portfolio at attractive investment sizes. With the backing of the broader BC Partners platform, we are enhancing our origination channels and driving portfolio diversification by issuing smaller loans to late- and growth-stage businesses within technology, healthcare and select consumer sectors,” said David Spreng, Founder and CEO of Runway Growth. “We are pleased with the pipeline of opportunities we have generated since integrating onto the BC Partners platform and remain committed to upholding our rigorous underwriting standards and credit-first approach to portfolio management.”

Originations

In the second quarter of 2025, Runway Growth funded three investments: two investments in new portfolio companies and one investment in an existing portfolio company. These include:

•	Completion of a new $40.0 million investment to Autobooks, Inc. (“Autobooks”), funding $27.0 million at close. Autobooks is a financial technology innovator providing integrated payment, invoice, and accounting solutions specifically tailored to small and medium sized businesses;

•	Completion of a new $20.0 million investment to Swing Education, Inc. (“Swing Education”), funding $8.0 million at close. Swing Education is a leading online marketplace that connects schools with qualified substitute teachers; and

•	Completion of a new $2.8 million investment to existing portfolio company, Marley Spoon SE.

Subsequent to quarter end, Runway Growth completed a new $10.0 million investment to Federal Hearings and Appeals Services (“FHAS”), funding $7.5 million at close. FHAS is a trusted national leader in providing business processing and outsourcing services to federal and state government agencies.

Liquidity Events

During the second quarter of 2025, Runway Growth experienced the following liquidity events in its investment portfolio:

•	Full principal repayment of the Company’s senior secured term loan to SetPoint Medical Corporation of $25.0 million; and

•	Other scheduled loan principal amortization payments of $4.1 million.

Subsequent to quarter end, Runway Growth received a full principal repayment of the Company’s senior secured term loan to Nalu Medical Inc. of $21.1 million.

Portfolio Construction and Management

Runway Growth is a credit-first organization, carefully structured to focus on what it believes to be the highest quality, late-stage companies in the venture debt market. The Company seeks to uphold industry-leading investment standards as well as disciplined underwriting and monitoring of its portfolio. Runway Growth is positioned as a preferred lender in the venture debt space, supporting and working closely with companies to help them reach their full growth potential. Since inception, the Company has focused on the fastest growing sectors of the economy, including healthcare, technology and select consumer services and products industries.

As of June 30, 2025, the Runway Growth portfolio included 48 debt investments to 31 portfolio companies and 89 equity investments in 49 portfolio companies, including 26 portfolio companies where Runway Growth holds both a debt and equity investment. Investments were comprised of late and growth-stage businesses in the technology, healthcare and select consumer services and products industries. Runway Growth’s normal business operations include frequent communication with portfolio companies.

About Runway Growth Finance Corp.

Runway Growth is a growing specialty finance company focused on providing flexible capital solutions to late- and growth-stage companies seeking an alternative to raising equity. Runway Growth is a closed-end investment fund that has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended. Runway Growth is externally managed by Runway Growth Capital LLC, an established registered investment adviser that was formed in 2015 and led by industry veteran David Spreng. For more information, please visit www.runwaygrowth.com.

Forward-Looking Statements

Statements included herein may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results may differ materially from those in forward-looking statements as a result of a number of factors, including those described from time to time in Runway Growth’s filings with the Securities and Exchange Commission. Runway Growth undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

Important Disclosures

Strategies described involve special risks that should be evaluated carefully before a decision is made to invest. Not all of the risks and other significant aspects of these strategies are discussed herein. Please see a more detailed discussion of these risk factors and other related risks in the Company’s most recent annual report on Form 10-K in the section entitled “Risk Factors”, which may be obtained on the Company’s website, www.runwaygrowth.com, or the SEC’s website, www.sec.gov.

IR Contacts:

Taylor Donahue, Prosek Partners, rway@prosek.com

Thomas B. Raterman, Chief Financial Officer and Chief Operating Officer, tr@runwaygrowth.com